Exhibit 23
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

[LETTERHEAD OF MILLER & MCCOLLOM, CPA]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated October, 2005, relating to the financial statements of BIO-TRACKING SECURITY SYSTEMS, INC.;
.

RSM-TOP-Audit LLC
CERTIFIED PUBLIC ACCOUNTANTS

RSM-TOP-Audit LLC
Moscow, Russia
October 18, 2005